UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 17, 2010
(August 15, 2010)

Commission	Name of Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Jeffry E. Sterba retired effective March 1, 2010, as the Chief Executive Officer of PNM Resources, Inc. (“PNMR”).  At the request of the PNMR Board of Directors, Mr. Sterba has continued to serve as PNMR’s Chairman. Mr. Sterba has also been providing support on strategic and public policy issues to PNMR and has continued to serve as the chairman of the First Choice Power (“FCP”) board of managers and as a PNMR representative on the board of Optim Energy, LLC (“Optim”) and its chairman.  In recognition of these services, the Board approved an annual retainer with Mr. Sterba in the amount of $250,000 (the “Annual Retainer”) in lieu of the $35,000 annual cash retainer received by other non-employee directors.  As previously reported, this amount would be reduced if and when Mr. Sterba’s service on the First Choice Power and Optim Energy boards ends and the support on the strategic and public policy issues is reduced to what would be generally expected of an outside board chairman.

The PNMR Board has now been advised that Mr. Sterba has been appointed as the chief executive officer and director of a major public company.  That company is not in competition with the businesses of PNMR or its subsidiaries or Optim or its subsidiaries.  However, as a result of such appointment, Mr. Sterba’s role in support of PNMR will be reduced and he will no longer serve as chair of the FCP board of managers, but he would continue to serve on the Optim board and as its chair.

In accordance with its Corporate Governance Principles and the process set forth therein, the Board’s Governance and Human Resources Committee (“BGHRC”) reviewed Mr. Sterba’s appointment as chief executive officer of another major public company.  In view of the value of Mr. Sterba’s continued service on the Board and as Chairman of the Board, the BGHRC recommended to the Board that Mr. Sterba continue as Chairman of the Board.  In view of Mr. Sterba’s reduced role in support of PNMR, the Annual Retainer was reviewed by the BGHRC, with input from the Board’s independent compensation consultant.  As a result of that review, the BGHRC recommended to the Board that the Annual Retainer be reduced from $250,000 to $175,000 (“Revised Annual Retainer”), subject to proration for the balance of 2010.

On August 15, 2010, the PNMR Board, acting pursuant to the Board’s Corporate Governance Principles, decided that Mr. Sterba will continue as Chairman of the Board.  At the same time, the Board approved the Revised Annual Retainer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: August 17, 2010	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)